Exhibit 16.1

EDWARD RICHARDSON, JR., C.P.A.

CERTIFIED PUBLIC ACCOUNTANT
15565 Northland Drive, Suite 508 West
Southfield, Michigan 48075

MEMBER: MICHIGAN ASSOCIATION OF CPAs AMERICAN INSTITUTE OF CPAs	248/559-4514 (Fax) 248/559-0015

January 21, 2014

To the Board of Directors
TouchIt Technologies, Inc.
101 West Big Beaver Road
Suite 1400
Troy, MI. 48084

Gentlemen:

I have reviewed the form 8K detailing Item 4.02 - Non Reliance on Previously Issued Financial Statements.

I believe the statements to be true and accurate.

Sincerely,

/s/ Edward Richardson Jr., CPA
Edward Richardson Jr., CPA